UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

March 6, 2026

Date of Report (Date of earliest event reported)

Phillips 66

(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard

Houston, Texas 77042

(Address of Principal Executive Offices and Zip Code)

(832) 765-3010

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	PSX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2026, the Board of Directors (the “Board”) of Phillips 66 (the “Company”), increased the size of the Board from 14 directors to 16 directors, and appointed Kevin O. Meyers and Howard I. Ungerleider to serve on the Board, effective immediately. Dr. Meyers was appointed to the class of directors whose term expires at the Company’s annual meeting of stockholders in 2027 and Mr. Ungerleider was appointed to the class of directors whose term expires at the Company’s annual meeting of stockholders in 2026 (the “Annual Meeting”). Both Dr. Meyers and Mr. Ungerleider qualify as independent directors. Each of Dr. Meyers and Mr. Ungerleider was appointed to the Audit & Finance Committee and the Public Policy and Sustainability Committee of the Board.

Dr. Meyers, age 72, currently serves on the board of directors of Precision Drilling Corporation (NYSE: PDS), a drilling company serving the energy industry, since September 2011. Dr. Meyers also served on the board of directors of Hess Corporation (formerly NYSE:HES), an exploration and production company, from 2013 to 2025, and as the Chairman of the board of directors of Denbury Inc. (formerly NYSE:DEN), a carbon capture, utilization and storage and enhanced oil recovery company, from 2020 to 2023. He was Special Advisor to the Chief Operating Officer of BG Group plc (formerly LSE: BG), a UK based energy company, from 2012 to 2014. Dr. Meyers previously served in various senior executive roles at ConocoPhillips (NYSE: COP), a leading oil and gas company, including Senior Vice President, Exploration and Production, Americas, from 2009 to 2010; President of ConocoPhillips Canada from 2006 to 2009; President of ConocoPhillips Russia and Caspian Region from 2004 to 2006; and President of ConocoPhillips Alaska from 2002 to 2004. Dr. Meyers began his career at Atlantic Richfield Company (“ARCO”), an independent oil and gas company, where he spent approximately 20 years in engineering, technical, and executive leadership positions, including serving as President of ARCO Alaska.

Mr. Ungerleider, age 57, currently serves as an Operating Advisor at Clayton Dubilier & Rice and holds board positions at Air Products, American Airlines, and Kyndryl. Previously, Mr. Ungerleider served as President and Chief Financial Officer at Dow Inc. (NYSE: DOW), a holding company for The Dow Chemical Company (formerly DowDuPont) and its consolidated subsidiaries, from 2018 to 2023. From 2017 to 2029, he also served as the Chief Financial Officer of The Dow Chemical Company. Prior to this, Mr. Ungerleider served in various senior executive roles at The Dow Chemical Company, including as Chief Financial Officer from 2017 to 2019 and as Vice Chairman, Executive Vice President and Chief Financial Officer from 2014 to 2017.

There are no arrangements or understandings pursuant to which Dr. Meyers or Mr. Ungerleider were appointed to the Board and neither Dr. Meyers nor Mr. Ungerleider have any direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Dr. Meyers and Mr. Ungerleider will each receive a pro-rated award of compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are more fully described under the caption “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2025, as may be amended from time to time.

In connection with Dr. Meyers and Mr. Ungerleider’s appointments, solely for the purpose of rebalancing the members of the Board into three classes that are as nearly equal in number as is reasonably possible, as required by the Company’s governing documents, Grace Puma Whiteford has been reclassified as a Class I director with a term expiring at the Company’s annual meeting of stockholders in 2028.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66

Dated: March 9, 2026	By:	/s/ Vanessa A. Sutherland
Vanessa A. Sutherland Executive Vice President

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